UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2016

EMISPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17758	13-3306985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-532-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 22, 2016, Emisphere Technologies, Inc. (the “Company”) appointed Alan Gallantar as its interim chief financial officer effective as of June 25, 2016, pending completion of its previously announced search for a new chief financial officer.

Mr. Gallantar, age 58 previously from July 2015 until April 2016, served as chief financial officer of OmniSeq, LLC. From 2009 until 2015, Mr. Gallantar served as an executive consultant to a variety of clients providing management consulting and chief financial officer services at various entities including Passport Brands, Inc., a private equity backed marketer, distributor and retailer of proprietary sportswear apparel. From October 2006 until August 2009, Mr. Gallantar served as chief financial officer of Montvale Technologies, Inc. (formerly Ivivi Technologies, Inc.), a publicly-held medical device company. From April 2004 until October 2006, Mr. Gallantar served as an executive consultant to a variety of clients, providing management consulting and chief financial officer services. From October 1999 until April 2004, Mr. Gallantar served as chief financial officer of Advanced Viral Research Corp, a publicly traded corporation. Mr. Gallantar served as treasurer and controller of AMBI, Inc. (currently Nutrition 21, Inc.), a nutraceutical company, from 1998 to 1999, and as senior vice president and chief financial officer of Bradley Pharmaceuticals, Inc., a pharmaceutical manufacturer, from 1992 to 1997. Mr. Gallantar also served in senior financial positions at PaineWebber Incorporated (currently UBS Paine Webber, Inc.), Chase Bank (currently JPMorgan Chase), Phillip Morris, Inc. (currently Altria Group) and Deloitte & Touch LLP. Mr. Gallantar is a Certified Public Accountant and received a B.A. in accounting from Queens College in 1979.

The Company has entered into a consulting agreement with Mr. Gallantar pursuant to which Mr. Gallantar will serve as the Company’s interim chief financial officer. The Company will pay Mr. Gallantar a consulting fee of $ 1,800.00 per 8-hour day and shall reimburse him for all reasonable pre-approved expenses incurred in connection with providing such consulting services. Mr. Gallantar will not participate in any Company employee benefit plans or receive any salary, bonus, equity awards or other compensation or benefits from the Company in connection with his appointment as interim chief financial officer.

There are no family relationships between Mr. Gallantar and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Gallantar and any other persons pursuant to which he was selected as interim chief financial officer. Mr. Gallantar has no direct or indirect material interest in any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there is no material plan, contract or arrangement to which Mr. Gallantar is a party or in which he participated in connection with his appointment as interim chief financial officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

June 28, 2016	By:	/s/ Alan L. Rubino
Name: Alan L. Rubino Title: President & Chief Executive Officer